UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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R&G FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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R&G FINANCIAL CORPORATION
R-G Plaza
280 Jesús T. Piñero Avenue
Hato Rey, San Juan, Puerto Rico 00918
(787) 758-2424

April 1, 2005

Dear Stockholder,

     You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of R&G Financial Corporation. The Annual Meeting will be held at The Bankers Club of Puerto Rico, 208 Munoz Rivera Avenue, Penthouse Floor, Hato Rey, San Juan, Puerto Rico 00918 on April 26, 2005 at 10:00 a.m., local time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of, and interest in, R&G Financial Corporation are sincerely appreciated.

Very truly yours,

Víctor J. Galán
Chairman of the Board and
Chief Executive Officer

R&G Financial Corporation
R-G Plaza
280 Jesús T. Piñero Avenue
Hato Rey, San Juan, Puerto Rico 00918
(787) 758-2424

_____________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 26, 2005

_____________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of R&G Financial Corporation (the “Company”) will be held at The Bankers Club of Puerto Rico, 208 Munoz Rivera Avenue, Penthouse Floor, Hato Rey, San Juan, Puerto Rico 00918 on April 26, 2005 at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)	To elect four (4) directors for a three (3) year term or until their successors are elected and qualified;

(2)	To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other such business that may properly come before the Annual Meeting.

     The Board of Directors has fixed March 25, 2005 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Víctor J. Galán
Chairman of the Board and
Chief Executive Officer

San Juan, Puerto Rico
April 1, 2005

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

ANNUAL MEETING OF STOCKHOLDERS
VOTING
INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTORS, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
MANAGEMENT COMPENSATION
RATIFICATION OF APPOINTMENT OF AUDITORS
STOCKHOLDER PROPOSALS
ANNUAL REPORTS
OTHER MATTERS
Appendix A

R&G FINANCIAL CORPORATION
_____________

PROXY STATEMENT
_____________

ANNUAL MEETING OF STOCKHOLDERS

April 26, 2005

     This Proxy Statement is furnished to the holder of Class A common stock, $0.01 par value per share (“Class A Shares”), and holders of Class B common stock, $0.01 par value per share (“Class B Shares”) (collectively, “Common Stock”), of R&G Financial Corporation (the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at The Bankers Club of Puerto Rico, 208 Munoz Rivera Avenue, Penthouse Floor, Hato Rey, San Juan, Puerto Rico 00918 on April 26, 2005 at 10:00 a.m., local time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 8, 2005.

     Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Stockholders may vote by completing the enclosed proxy card and mailing it in the postage-paid envelope provided. If your shares are held in the name of a broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

     The proxy card included herein, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with its instructions. If no contrary instructions are given, each proxy card received will be voted (i) FOR the nominees for director described herein; (ii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2005; and (iii) upon the transaction of such other business as may properly come before the Annual Meeting in accordance with the best judgment of the persons appointed as proxies.

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (mailed to the attention of the Company Secretary, R&G Financial Corporation, R-G Plaza, 280 Jesús T. Piñero Avenue, Hato Rey, San Juan, Puerto Rico 00918); (ii) filing a later dated proxy (using a proxy card or the telephone or Internet voting procedures); or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING

     Only stockholders of record at the close of business on March 25, 2005 (“Voting Record Date”) will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 21,559,584 Class A Shares outstanding and 29,616,920 Class B Shares outstanding. The Company has no other class of Common Stock or other voting securities outstanding. The holder of Class A Shares, the Chairman and Chief Executive Officer of the Company, is entitled to two votes per share and the holders of Class B Shares are entitled to one vote per share at the Annual Meeting on all matters properly presented at the Annual Meeting.

     The Chairman of the Board and Chief Executive Officer, who through his holdings of Class A Shares controls 59.28% of the outstanding Common Stock on the Voting Record Date, has indicated his intention to vote his shares “FOR” the nominees for directors and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2005. Accordingly, the proposals presented for consideration by the stockholders at this Annual Meeting are expected to be approved as presented.

     Directors are elected by a plurality of the votes cast with a quorum present. The four persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Abstentions and broker “non-votes” are considered in determining the presence of a quorum, but will not affect the vote required for the election of directors.

     The affirmative vote of the holders of a majority of the total votes present in person or by proxy and entitled to vote is required to ratify the appointment of the independent auditors. Abstentions will be counted as votes cast and will have the same effect as a vote against such proposal. Under rules applicable to broker-dealers, the proposals for consideration at the Annual Meeting are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered “non-discretionary” and for which there will be “broker non votes.”

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTORS,
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

     The Board of Directors is divided into three classes, each of which contains approximately one-third of the Board. The directors are elected by the stockholders of the Company for staggered three year terms or until their successors are elected and qualified. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

     No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption except for Víctor J. Galán, the Chairman of the Board and Chief Executive Officer of the Company, who is the father of Víctor L. Galán, another director of the Company. Each of the nominees currently serves as a director of the Company.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominee(s) recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

Information With Respect to Nominees for Directors and Continuing Directors

     The following tables present information concerning the nominees for director of the Company and each director whose term continues.

Nominees For Director For Three-Year Terms Expiring in 2008

Name	Age(1)	Director Since(2)
Víctor J. Galán	71	1990

Ramón Prats	55	1990

Enrique Umpierre-Suárez	63	1996

Eduardo McCormack	76	1990

(1)	As of February 28, 2005.

(2)	Includes service as a director of R-G Premier Bank of Puerto Rico or its predecessor.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

Directors Whose Terms Expire in 2007

Name	Age(1)	Director Since(2)
Víctor L. Galán	41	1995

Rafael Nin	60	2003

Benigno Fernández	64	1996

Melba Figueroa	49	2004

(1)	As of February 28, 2005.

(2)	Includes service as a director of R-G Premier Bank of Puerto Rico or its predecessor.

Directors Whose Terms Expire in 2006

Name	Age(1)	Director Since(2)
Gilberto Rivera-Arreaga	55	1996

Laureno Carús Abarca	75	1983

Ileana M. Colón-Carlo	56	1998

Roberto Gorbea	63	1998

Ivan Mendez	54	2004

(1)	As of February 28, 2005.

(2)	Includes service as a director of R-G Premier Bank of Puerto Rico or its predecessor.

     Information concerning the principal occupation of each nominee for director of the Company and other members of the present Board, during the past five years is set forth below.

     Víctor J. Galán. Mr. Galán is Chairman of the Board and Chief Executive Officer of the Company, positions he has held since the Company’s incorporation in March 1996. Mr. Galán also served as the Company’s President from its incorporation until January 2001. Mr. Galán is the founder and Chairman of the Board of R&G Mortgage Corp. (“R&G Mortgage”), a Company subsidiary, a position he has held since 1972. Mr. Galán is also the Chairman of the Board and Chief Executive Officer of R-G Premier Bank of Puerto Rico (“Premier Bank”), a Company subsidiary, a position he has held since Premier Bank was first acquired by R&G Mortgage in February 1990, Chairman of the Board of The Mortgage Store of Puerto Rico, Inc., a subsidiary of R&G Mortgage, a position he has held since the inception of its predecessor in October 1997 (The Mortgage Store of Puerto Rico, Inc. and its predecessor, “The Mortgage Store”), Chairman of the Board and Chief Executive Officer of R-G Crown Bank (“Crown Bank”), a position he has held since the Company’s acquisition of Crown Bank in June 2002, and Chairman of the Board of Continental Capital Corp. (“CCC”), an operating subsidiary of Crown Bank, a position he has held since the initial acquisition of CCC by Premier Bank in October 1999. Mr. Galán served as President of Premier Bank from February 1990 until January 2001. Mr. Galán is also Chairman of the Board of R-G Investments Corporation (“R-G Investments”), a subsidiary of the Company and a broker-dealer registered with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Puerto Rico Commissioner of Financial Institutions under the Puerto Rico Uniform Securities Act.

     Ramón Prats. Mr. Prats has been the Vice Chairman of the Board of Directors of the Company since April 1996 and served as its Executive Vice President from such date until January 2001. In January 2001, Mr. Prats became President of the Company, R&G Mortgage and Premier Bank. Mr. Prats has served as a director of R&G Mortgage since April 1985 and has been Executive Vice President of R&G Mortgage and The Mortgage Store since February 1980 and October 1997, respectively. Mr. Prats also currently serves as Vice Chairman of the Board of Directors of Premier Bank, a position he has held since February 1990, and has been a director of CCC since October 1999. Mr. Prats is also a director of R-G Investments and Crown Bank.

     Enrique Umpierre-Suárez. Mr. Umpierre-Suárez has been a director of the Company and its Secretary since April 1996, a director of Premier Bank since January 1996 and a director of The Mortgage Store since October 1997. Mr. Umpierre-Suárez has also served as Secretary of Premier Bank since April 1996, of The Mortgage Store since October 1997, of R-G Investments since 2001 and of R&G Mortgage since 2003. Mr. Umpierre-Suárez is also a director of R-G Investments. Mr. Umpierre-Suárez is an attorney in private practice in Hato Rey, Puerto Rico and is also engaged in the private practice of engineering in Hato Rey, Puerto Rico.

     Víctor L. Galán. Mr. Galán has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996, a director of Premier Bank since 1995 and a director of The Mortgage Store since October 1997. In January 2001, Mr. Galán became the Vice President of Loan Production Marketing and Business Development of R&G Mortgage. Mr. Galán was the Vice President of The Mortgage Store from October 1998 until January 2001. Previously, Mr. Galán was the Vice President of Branch Administration of R&G Mortgage from June 1997 to October 1998, and prior thereto was the Marketing Manager and Vice President of R&G Mortgage from February 1996 to June 1997. Mr. Galán, the son of Víctor J. Galán, the Chairman of the Board and Chief Executive Officer of the Company, has been associated with R&G Mortgage since 1982, having served as Branch Manager at various locations since 1992.

     Rafael Nin. Mr. Nin has been a director of the Company and Premier Bank since August 2003. Mr. Nin was President and Chief Executive Officer of Pepsi Cola Puerto Rico Bottling Company from 1996 to 1999. Prior thereto, Mr. Nin was a real estate land developer for residential and commercial properties in the State of Florida.

     Laureno Carús Abarca. Mr. Carús has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of Premier Bank (and its predecessor) since 1983. Mr. Carús has been the Chairman of the Board of Alonso and Carús Iron Works, Inc., in Catano, Puerto Rico, which is engaged in the production and fabrication of metal products and in the construction of commercial buildings, since September 1977 and he has been with the firm since 1960. Mr. Carús has also been President of Petroleum Chemical Corp., a petroleum-processing corporation in Catano, Puerto Rico, since April 1994.

     Eduardo McCormack. Mr. McCormack has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of Premier Bank since 1990. Mr. McCormack is presently the President of EMP Omega Corporation, in San Juan, Puerto Rico, a fructose importer and distributor, a position he has held since June 1999. During 1994 and 1995, he served as a consultant to Bacardi Corporation, a rum manufacturer based in Catano, Puerto Rico. Prior thereto, Mr. McCormack was Vice President of Bacardi Corporation from 1981 to 1993.

     Gilberto Rivera-Arreaga. Mr. Rivera-Arreaga has been a director of the Company since April 1996 and a director of R&G Mortgage and Premier Bank since June 1996. Mr. Rivera-Arreaga is also a director of R-G Investments and Crown Bank. Mr. Rivera-Arreaga has been Executive Vice President of the National College of Business & Technology, Inc., a post-secondary institution with campuses in Bayamon and Arecibo, Puerto Rico, since 1993. Prior thereto, Mr. Rivera-Arreaga engaged in the private practice of law in Bayamon, Puerto Rico. Mr. Rivera-Arreaga is also a member of the Audit Committee of each of the Company, Premier Bank, Crown Bank and R&G Mortgage. Mr. Rivera-Arreaga is also a certified public accountant.

     Benigno R. Fernández. Mr. Fernández has been a director and the Chairman of the Company’s Audit Committee since April 1996 and a director of R&G Mortgage and Premier Bank since June 1996. Mr. Fernández is also the Chairman of the Audit Committee of each of Premier Bank, Crown Bank and

R&G Mortgage. Mr. Fernández is Senior Partner of Fernandez, Perez Villarini & Co., a certified public accounting firm in Hato Rey, Puerto Rico. Mr. Fernández has been a certified public accountant since 1969.

     Ileana M. Colón-Carlo. Ms. Colón-Carlo has been a director of the Company since July 1998. Ms. Colon-Carlo has been a member of the Board of Trustees of Central University of Bayamon, Puerto Rico and an Accounting Professor in the Graduate School of Business Administration since January 1998. Prior thereto, Ms. Colón-Carlo served as Comptroller of the Commonwealth of Puerto Rico from 1987 to 1997. Ms. Colón-Carlo is a past President of the Puerto Rico Certified Public Accountants State Society and past member of the Commonwealth of Puerto Rico Board of Accountancy. Additionally, Ms. Colón-Carlo is a past member of the board of directors of the Puerto Rico Chamber of Commerce. Ms. Colón is also a member of the Audit Committee of each of the Company, Premier Bank and R&G Mortgage.

     Roberto Gorbea. Mr. Gorbea has been a director of the Company since July 1998. Mr. Gorbea has been President, Chief Executive Officer and member of the board of directors of Lord Electric Company of Puerto Rico, Inc., San Juan, Puerto Rico, which constructs industrial, electrical, and mechanical systems, since 1984.

     Melba Figueroa. Ms. Figueroa has been a director of the Company since June 2004. Ms. Figeroa has been President and Chief Executive Officer of Grupo Carmelo since 1985, manufacturers and distributors of construction raw materials in Puerto Rico and the Caribbean.

     Ivan Mendez. Mr. Mendez has been a director of the Company since December 2004. Mr. Mendez was President and Chief Executive Officer of Scotiabank Puerto Rico from 1988 to 2004. Prior thereto, Mr. Mendez served as Vice President of Commercial and Corporate Banking for Scotiabank Puerto Rico. Mr. Mendez has also been a Director of R&G Premier Bank and Chairman of the Company’s Risk Management Committee since March 2004. Mr. Mendez is also the Chairman of the Risk Management Committee of each Premier Bank and Crown Bank.

Executive Officers Who Are Not Directors

     Set forth below is information concerning executive officers of the Company and its principal operating subsidiaries: R&G Mortgage, Premier Bank and Crown Bank, who do not serve on the Board of Directors of the Company. Each executive officer is elected by the board of directors of the entity for which he or she serves, and serves until his or her successor is elected and qualified. No executive officer set forth below is related to any director or other executive officer of the Company, R&G Mortgage, Premier Bank or Crown Bank by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company, R&G Mortgage, Premier Bank or Crown Bank and any other person pursuant to which such person was elected an executive officer.

     Joseph R. Sandoval, age 41, has been the Executive Vice President of the Company since December 2002. He has been the Company’s Chief Financial Officer since January 1997 (and also served as its Senior Vice President from January 1997 until his December 2002 promotion), and a director of CCC and its Secretary since October 1999. Prior thereto, Mr. Sandoval was an accountant with Pricewaterhouse LLP (a predecessor firm to PricewaterhouseCoopers LLP) in San Juan, Puerto Rico from August 1987 to January 1997 and had attained the position of Senior Manager with such firm. Mr. Sandoval is Executive Director of R-G International Corporation and also a director of R&G Mortgage and R&G Acquisition Holdings Corporation, the holding company of Crown Bank.

     Mario Ruiz, age 42, has been the Executive Vice President of Premier Bank since January 2001 and a director of The Mortgage Store since October 1997. Mr. Ruiz served as Senior Vice President -

Secondary Market of R&G Mortgage from December 1996 to January 2001 and Senior Vice President of The Mortgage Store from October 1997 to January 2001. Mr. Ruiz served as Vice President - Secondary Market of R&G Mortgage from 1990 to December 1996. Mr. Ruiz is also a director of R-G Investments and R&G Mortgage.

     Steven Vélez, age 47, has been Executive Vice President of R&G Mortgage since January 2001. Mr. Vélez served as the Senior Vice President – Underwriting and Technology of R&G Mortgage from June 1997 until January 2001. Previously, Mr. Vélez served as Vice President of Underwriting and Technology of R&G Mortgage. Mr. Vélez has been with R&G Mortgage since October 1989. Mr. Vélez is also a director of R&G Mortgage.

     Victor M. Irizarry, age 56, has been Senior Vice President – Corporate and Construction Lending since joining Premier Bank in May 1999. Prior to that, Mr. Irizarry was Senior Vice President – Commercial Banking at another financial institution from September 1992 to April 1999. In January 2001, Mr. Irizarry became the Chief Lending Officer of Premier Bank.

     Jose L. Ortiz, age 49, has been Senior Vice President – Risk Management, since March, 2004. He has been Senior Vice President – Finance of Premier Bank since January 2004. Prior thereto, Mr. Ortiz was Vice President – Finance of Premier Bank from September 1990 to January 2004. Mr. Ortiz previously was Vice President – Accounting at another financial institution from May 1985 to September 1990.

     John A. Koegel, age 58, has been President and a director of Crown Bank since its acquisition by the Company in June 2002. Prior to its acquisition by the Company, Mr. Koegel had been President, Chief Executive Officer and a director of Crown Bank since its inception in 1985.

Board of Directors Meetings

     Regular meetings and special meetings of the Board of Directors of the Company are held as necessary to adequately conduct the Company’s business. During the year ended December 31, 2003, the Board of Directors met 25 times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served in 2004, except for Gilberto Rivera-Arreaga, who attended 17 or 68% of the meetings of the Board of Directors, Ileana Culon-Carlo, who attended 17 or 68% of the meetings of the Board of Directors, and Benigno Fernandez, who attended 13 or 52% of the meetings of the Board of Directors. Most of the meetings not attended by these directors related to telephone conference meetings held to approve particular matters of the Company.

     Directors are encouraged to attend annual meetings of stockholders. All directors of the Company attended the previous year’s annual meeting.

     Non-management directors meet in executive sessions on a regular basis without any members of management being present. In addition, at least once a year, only those directors who are independent meet in an executive session. Mr. Benigno R. Fernández presides over all of these meetings.

Director Compensation

     Members of the Board of Directors of the Company who are not also executive officers of the Company receive fees of $1,200 per Board meeting attended and $700 per committee meeting attended, except members of the Company’s Audit Committee who receive $900 per meeting attended. Executive officers of the Company who also serve on the Board of Directors are not compensated for serving on the Board of Directors or committees thereof.

     During fiscal 2004, members of the boards of directors of R&G Mortgage, Premier Bank and Crown Bank received fees of $1,000, $1,000 and $1,000, respectively, per meeting attended. Executive officers of R&G Mortgage, Premier Bank and Crown Bank who also serve on their respective boards of directors are not compensated for their services on such boards of directors or committees thereof. Non-officer members of the boards of directors of R&G Mortgage, Premier Bank and Crown Bank serving on committees received additional compensation in the amount of $700, $700 and $900, respectively, per committee meeting attended in fiscal 2004, except for members of R&G Mortgage and Premier Bank, who each received $900 per committee meeting attended in fiscal 2004.

Director Independence

     The New York Stock Exchange (“NYSE”) corporate governance rules (“NYSE Rules”) contain certain exemptions in their listing standards for “controlled companies,” which are companies of which more than 50% of the voting power is held by an individual, a group or another company. Víctor J. Galán, the Chairman of the Board and Chief Executive Officer of the Company, and the sole holder of Class A Shares, has 59.28% of the voting power of the Company as of the Voting Record Date; therefore, the Company qualifies as a “controlled company.” The effect of this qualification is that, pursuant to the NYSE Rules, the Company is not required to have a majority of independent directors, or a nominating/corporate governance committee or a compensation committee composed solely of independent directors. Nonetheless, it is the Company’s objective that a majority of the Board should consist of independent directors. For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements in the NYSE Rules. The independence guidelines are set forth in Section 4 of the Company’s Corporate Governance Guidelines. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. The Board of Directors has determined that the following nine directors, who constitute a majority of the Board, satisfy the NYSE independence requirements and the Company’s independence guidelines: Laureno Carús Abarca, Ileana M. Colón-Carlo, Benigno R. Fernández, Roberto Gorbea, Eduardo McCormack, Rafael Nin, Gilberto Rivera-Arreaga, Melba Figueroa and Ivan Mendez. In addition, the Company’s Audit Committee and, even though it is not required pursuant to the NYSE controlled company exemption, the Company’s Compensation Committee are composed solely of independent directors.

Committees of the Board of Directors

     General. The Company’s Board of Directors has an Audit Committee and a Compensation Committee, each of which is described below.

     Audit Committee. The members of the Company’s Audit Committee are Messrs. Benigno R. Fernández, Gilberto Rivera-Arreaga and Ileana M. Colón-Carlo. Each member of the Audit Committee is an independent director as determined by the Board of Directors, based on the NYSE Rules and the Company’s independence guidelines. Each member of the Audit Committee also satisfies the SEC’s additional independence requirement for members of audit committees. In addition, the Board of Directors has determined that each of the members of its Audit Committee qualifies as an “audit committee financial expert” as defined in regulations issued by the SEC. The Audit Committee met 15 times in 2004.

     The Audit Committee oversees the Company’s auditing, accounting, financial reporting and internal control functions and selects, engages and compensates the Company’s independent accountants. In addition, the Audit Committee monitors the quality of the Company’s critical accounting principles and financial reporting. The Audit Committee also evaluates the independence of the Company’s independent accountants and approves in advance any permissible non-audit services provided to the Company by the independent accountants. In discharging its duties, the Audit Committee:

•	meets independently with the Company’s compliance staff, contracted internal auditors, the Company’s independent accountants and the Company’s senior management;

•	reviews the general scope of the Company’s accounting, financial reporting, annual audit and internal audit program, matters relating to internal control systems and the results of the annual audit;

•	receives, retains and evaluates complaints by the Company’s employees with respect to any Company accounting, internal accounting controls and auditing matters; and

•	resolves any disagreements between the Company’s management and the Company’s independent accountants.

     The Audit Committee operates under a written charter adopted by the Company’s Board of Directors. A copy of the Audit Committee charter is attached hereto as Appendix A.

     Compensation Committee. The Company’s Compensation Committee determines, approves and reports to the Board of Directors on all elements of compensation for the Company’s elected officers, including targeted total cash compensation and long-term equity based incentives. During fiscal 2004, the members of the Compensation Committee were Messrs. McCormack (Chairman), Nin, Fernandez, Carús Abarca and Gorbea, each of who are independent directors. The Report of the Compensation Committee on Executive Compensation is set forth elsewhere in this Proxy Statement. See “Report of the Compensation Committee on Executive Compensation.”

Corporate Governance Guidelines and Code of Ethics

     The Board of Directors has adopted Corporate Governance Guidelines, which address subjects such as qualifications for and responsibilities of directors and include guidelines for determining director independence. The Company has also adopted a Code of Ethics that applies to the Company’s directors, officers and employees. All of these materials, as well as the Charter of the Audit Committee of the Company’s Board of Directors, are posted in the Investor Relations section of the Company’s website at www.rgonline.com and are available in print free of charge to any stockholder upon written request to the Secretary of the Company.

Director Nominations

     The Board of Directors acts as a whole when nominating individuals to serve on the Board of Directors. The Company is a “controlled company,” as defined by the NYSE Rules, and is therefore not required to have a nominating committee comprised solely of independent directors. The Board of Directors believes that the selection and nomination of qualified individuals to be a director of the Company should be a function of the entire Board rather than delegated to a committee. The participation by all directors in the nominating process enables each director to contribute to and vote upon the selection and nomination of directors.

     The Board of Directors considers candidates for director suggested by directors of the Company, as well as management and stockholders. The Board of Directors also may solicit prospective nominees identified by it. The Board of Directors has authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.

     As part of the nominating process, the Board of Directors considers such other relevant factors as it deems appropriate, including the current composition of the Board, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Board of Directors determines whether to interview the prospective nominee, and if warranted, one or more members of the Board, in concert with the Company’s Chief Executive Officer, interviews prospective nominees. After completing this evaluation and interview, the Board of Directors convenes to discuss and vote upon the nominee. The Board of Directors, in its nominating capacity, does not operate pursuant to a written charter.

Stockholder Nominations

     Section 4.15 of the Company’s Bylaws governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board or a committee thereof, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. Each written notice of a stockholder nomination is required to set forth certain information specified in the Bylaws. No stockholder nominations were received with respect to this Annual Meeting.

Stockholder Communications with the Board

     Stockholders may communicate with the Board of Directors by sending a letter to the Company’s Board of Directors, c/o the Company Secretary, R&G Financial Corporation, R-G Plaza, 280 Jesús T. Piñero Avenue, Hato Rey, San Juan, Puerto Rico 00918. The Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Secretary will forward the stockholder correspondence to the Chairman of the Board or to any specific director or directors to whom the correspondence is addressed.

     In addition, stockholders may communicate with the presiding director of executive sessions by sending a letter to: Benigno R. Fernández, Presiding Director, c/o the Company Secretary, R&G Financial Corporation, at the address listed above. If deemed an appropriate communication, the Secretary will forward the stockholder correspondence to Mr. Fernández.

Report of the Audit Committee

     The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

March 15, 2005

To the Board of Directors of R&G Financial Corporation:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2004.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Benigno R. Fernández (Chairman)
Gilberto Rivera-Arreaga
Ileana M. Colón-Carlo

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 25, 2005, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each of the Company’s directors and executive officers named in the Summary Compensation Table (“Named Executive Officers”) and (iii) all directors and executive officers of the Company and its major subsidiaries as a group.

	Amount and Nature
	of Beneficial		Percent of
Name of Beneficial Owner or	Ownership as of		Common
Number of Persons in Group	March 25, 2005(1)(2)		Stock(3)
Garity & Co. Capital Management	2,926,689	(4)	5.72%
1414 Banco Popular Center
San Juan, Puerto Rico 00918

AXA Financial, Inc.(5)	1,507,700	(5)	2.95
1290 Avenue of the Americas
New York, NY 10104

Directors:
Víctor J. Galán	21,559,584	(6)	42.13
Ramón Prats	1,203,681		2.35 (7)
Víctor L. Galán	6,834		*
Enrique Umpierre-Suárez	110,000		*
Rafael Nin	—		*
Laureno Carús Abarca	99,411		*
Eduardo McCormack	81,957	(8)	*
Gilberto Rivera-Arreaga	9,084		*
Benigno R. Fernández	8,322		*
Ileana M. Colón-Carlo	3,000		*
Roberto Gorbea	2,400		*
Melba Figueroa	—		*
Ivan Mendez	2,500		*

Named Executive Offices
Who Are Not Directors:
Joseph R. Sandoval	85,704	(9)	*
Mario Ruiz	69,000	(9)	*
Steven Vélez	60,000		*
Victor M. Irizarry	15,000	(9)	*
Jose L. Ortiz	36,167	(9)	*
John A. Koegel	—		*

All Directors and Executive Officers as a Group (19 persons)	23,352,644	(10)	45.63%

*	Represents less than 1% of the outstanding Class B Shares.

(1)	Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)	All share data reflected (including footnotes) gives effect to the Company’s three-for-two stock split effected in January 2004.

(3)	Based on the total number of Class A Shares and Class B Shares outstanding. As of March 25, 2005, there were 29,616,920 Class B Shares and 21,559,584 Class A Shares of the Company issued and outstanding. All of the Class A Shares are owned by Víctor J. Galán, the Chairman of the Board and Chief Executive Officer of the Company. The Class B Shares are registered under the Exchange Act and are traded on the NYSE. The Class A Shares have not been registered under the Exchange Act but are exchangeable into an equal number of Class B Shares.

(4)	Information obtained from Amendment No. 3 to a Schedule 13G filed on February 19, 2002. Garity & Co. Capital Management (“GCCM”) is a registered investment adviser. GCCM indicates that it is the beneficial owner and has shared voting and dispositive power over the Class B Shares shown, which represent 9.9% of the total number of Class B Shares outstanding as of March 25, 2005.

(5)	Information obtained from Amendment No. 1 to a Schedule 13G jointly filed on February 14, 2005 by (i) AXA Financial, Inc.; (ii) AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, as a group; and (iii) AXA. The parties report shared voting and dispositive power over the Class B Shares shown, which represent 5.1% of the total number of Class B Shares outstanding as of March 25, 2005, but indicate that this is not to be construed as an admission of beneficial ownership. It is noted that a majority of the shares reported in the Schedule 13G are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P., a majority-owned subsidiary of AXA Financial, Inc., as investment adviser.

(6)	Represents Class A Shares. The holder of the Class A Shares, Mr. Víctor J. Galán, is entitled to two votes per share and the holders of the Class B Shares are entitled to one vote per share at the Annual Meeting on all matters properly presented at the Annual Meeting. As a result of such voting entitlement, Mr. Galán holds 59.28% of the voting power of the aggregate issued and outstanding shares of the Company’s Common Stock as of March 25, 2005.

(7)	Represents 4.06% of the outstanding Class B shares.

(8)	Includes 71,526 Class B Shares held jointly with Mr. McCormack’s wife.

(9)	Includes the following number of shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date under the Company’s Stock Option Plan:

Joseph R. Sandoval	25,500
Mario Ruiz	40,500
Victor M. Irizarry	3,000
Jose L. Ortiz	2,100

(10)	Includes 21,559,584 Class A Shares owned by Víctor J. Galán. All other shares are Class B Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of the Company’s capital stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. The Company knows of no person who owns 10% or more of the Company’s capital stock, other than Víctor J. Galán, the Company’s Chairman of the Board and Chief Executive Officer. See “Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management.”

     Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 2004, the Company’s officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act, except that late Form 3s were filed by Melba Figueroa and Rafael Nin on October 5, 2004 and April 19, 2004, respectively, to report their becoming directors of the Company. Ivan Mendez filed a late Form 3 to report his becoming a director of the Company. A late Form 4 was filed by Enrique Umpierre-Suárez on February 20, 2004 to report stock purchases. A late Form 4 was filed by Victor M. Irizarry on April 26, 2004 to report the exercise of stock options and the sale of stock. A late Form 4 was filed by Jose L. Ortiz on September 9, 2004 to report the exercise of stock options and the sale of stock.

MANAGEMENT COMPENSATION

Executive Compensation

     Summary Compensation Table. The following table includes individual compensation information with respect to the Chairman of the Board and Chief Executive Officer of the Company and the five other most highly compensated executive officers of the Company and its subsidiaries whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal year ended December 31, 2004.

				Long-Term
				Compensation
				Awards
				Securities
Name and		Annual Compensation		Underlying	All Other
Principal Position	Year	Salary(1)	Bonus	Options(2)	Compensation(3)
Víctor J. Galán	2004	$341,759	$200,200	—	$5,000
Chairman of the Board	2003	341,759	200,200	—	5,000
and Chief Executive Officer	2002	341,759	200,000	—	3,693
of the Company

Ramón Prats	2004	675,000	2,000,000	—	5,000
Vice Chairman of the Board and	2003	675,000	1,750,000	—	5,000
President of the Company	2002	600,000	1,500,000	—	3,961

Joseph R. Sandoval	2004	200,000	450,000	—	1,000
Executive Vice President and Chief	2003	185,000	350,000	18,750	1,000
Financial Officer of the Company	2002	165,000	225,000	—	755

Mario Ruiz	2004	257,374	500,000	—	3,000
Executive Vice President of	2003	233,123	400,000	—	3,000
Premier Bank	2002	220,000	350,000	—	2,066

Steven Vélez	2004	223,028	400,000	—	3,000
Executive Vice President of R&G	2003	212,400	380,000	—	3,000
Mortgage	2002	200,400	325,000	—	2,748

Victor M. Irizarry	2004	231,010	275,000	—	1,000
Senior Vice President and Chief	2003	220,000	200,000	—	1,000
Lending Officer of Premier	2002	210,000	180,000	—	806
Bank

(1)	Does not include amounts attributable to miscellaneous benefits received by the named officers. The costs to the Company of providing such benefits to the Named Executive Officers during the years ended December 31, 2004, 2003 and 2002 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

(2)	Share amounts reflect the Company’s three-for-two stock split effected in January 2004.

(3)	Represents the employers’ contribution on behalf of the employee to the Profit Sharing Plan. See “– Benefits – Profit Sharing Plan.”

Benefits

     Stock Option Plan. The Company maintains two stock option plans. The R&G Financial Corporation Stock Option Plan is designed to attract and retain qualified personnel in key positions,

provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance and the attainment of targeted goals. An amount of Common Stock equal to 10% of the aggregate number of Class B Shares sold in the Company’s initial public offering (1,304,100 shares, as adjusted for the Company’s stock dividends and splits) was authorized under the R&G Financial Corporation Stock Option Plan, which may be filled by authorized but unissued shares, treasury shares or shares purchased by the Company on the open market or from private sources. The R&G Financial Corporation Stock Option Plan provides for the grant of stock options and stock appreciation rights, which are available for grant to key employees of the Company and any subsidiaries. One million shares of Common Stock were authorized under the R&G Financial Corporation 2004 Stock Option Plan. The R&G Financial Corporation 2004 Stock Option Plan provides for the grant of incentive stock options and non-qualified stock options. Grants of incentive stock options may be made to employees of the Company or its subsidiaries while non-qualified stock options may be granted to consultants or other independent contractors and non-employee directors.

     Profit Sharing Plan. R&G Mortgage and Premier Bank have adopted a Profit Sharing Plan (the “Plan”), which is intended to comply with the Internal Revenue Code of 1986, as amended (the “Code”), the Employee Retirement Income Security Act of 1974, and the Puerto Rico Income Tax Act of 1954. All employees of R&G Mortgage and Premier Bank are eligible to participate in the Plan except, among others, those employees who are non-resident aliens. Eligible employees may enter the Plan on January 1, April 1, July 1, and October 1 following attaining age 21 and completing one year of service. Under the Plan, a separate account is established for each participating employee, and R&G Mortgage and Premier Bank may make discretionary contributions to the Plan which are allocated to employees’ accounts. Employees may also contribute to the Plan by making salary reductions up to 10% of annual compensation for the year. Such contributions defer the employee’s earnings up to a maximum of $8,000 in each plan year. In 2004, R&G Mortgage and Premier Bank each matched an employee’s contribution to the Plan up to 62.5% of the first 5% of an employee’s compensation as follows: 12.5% when an employee had 0 to 5 years of service, 25% when an employee had 6 to 10 years of service, 39.5% when an employee had 11 to 15 years of service, 50% when an employee had 16 to 20 years of service, and 62.5% when an employee had 21 or more years of service.

     Employees’ contributions to the Plan are immediately vested, and employees become 100% vested in employer contributions upon the completion of 5 years of service. All funds contributed to the Plan are held in a trust fund. R&G Mortgage and Premier Bank direct the investment of matching and discretionary contributions, and employees direct the investment of elective contributions and rollover contributions. Contributions may be directed into eight separate funds. Distributions from the Plan are made upon termination of service, death, or disability in a lump sum or installment payments. The normal retirement age under the Plan is age 65.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth, with respect to the Named Executive Officers, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options at the end of the fiscal year 2004 (exercisable and unexercisable) and the value with respect thereto.

			Number of Securities Underlying		Value of Unexercised
	Shares		Unexercised Options		In-The-Money Options at
	Acquired on	Value	at Fiscal Year End(1)		Fiscal Year End($)(2)
Name	Exercise(1)	Realized($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Víctor J. Galán	—	—	—	—	—	—
Ramón Prats	—	—	—	—	—	—
Joseph R. Sandoval	—	—	36,300	11,250	1,060,094	273,525
Mario Ruiz	—	—	40,500	15,000	1,156,140	433,200
Steven Vélez	—	—	33,000	15,000	945,165	433,200
Victor M. Irizarry	12,000	345,560	3,000	—	86,390	—

(1)	Share amounts have been adjusted for the Company’s stock dividends and stock splits.

(2)	Based upon the closing market price for the Class B Shares on the date of exercise minus the exercise price of the options.

(3)	Based upon the closing market price for the Class B Shares at December 31, 2004 of $38.88 minus the exercise price of the options.

Certain Relationships and Related Transactions

     During the year ended December 31, 2004, VIG Leasing, S.E., a Puerto Rico real estate partnership which is 95.8% owned by the family of Víctor J. Galán, the Company’s Chairman of the Board and Chief Executive Officer, received lease payments from the Company of $3.7 million on properties owned. The Company believes that the lease terms are on terms substantially the same as they would have negotiated with a non-affiliated party.

     Under applicable federal law, loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

     Premier Bank and Crown Bank have policies that provide that all loans made by either bank to directors and officers are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These policies provide that such loans may not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2004, mortgage and consumer loans to directors and executive officers of the Company in excess of $60,000 aggregated approximately $7,984,000 or 0.93% of the Company’s consolidated stockholders’ equity as of such date. All such loans were made in accordance with the aforementioned policies.

     During the year ended December 31, 2004, Enrique Umpierre-Suárez, a director and Secretary of each of the Company and Premier Bank, provided legal services to borrowers of Premier Bank and R&G Mortgage in connection with the closing of consumer and commercial loans. During the year ended

December 31, 2004, Mr. Umpierre-Suárez received $886,000 in fees for such legal services, all of which were paid for by customers of Premier Bank and R&G Mortgage in connection with loan closings.

     R&G Mortgage originates first mortgage loans secured by single-family residential properties that are either insured by the Federal Housing Administration (“FHA”) or guaranteed by the Veterans’ Administration (“VA”). R&G Mortgage pools such FHA/VA loans into mortgage-backed securities that are guaranteed by the Government National Mortgage Association (“Ginnie Mae”), which securities are sold to securities broker dealers and other investors. During the year ended December 31, 2004, R&G Mortgage sold approximately $2.5 million of such Ginnie Mae securities to Mr. Víctor J. Galán, the Chairman of the Board and Chief Executive Officer of the Company, approximately $2.0 million to Mr. Ramón Prats, the President of the Company. In purchasing these securities, such persons receive a benefit on the purchase price equal to 20% of either the premium quoted above par or the discount quoted below par.

Compensation Interlocks and Insider Participation

     The Compensation Committee of the Company’s Board of Directors reviews the compensation and benefits for the Company’s employees and recommends to the Board adjustments in such compensation. During fiscal 2004, the members of the Compensation Committee were Messrs. McCormack (Chairman), Nin, Fernandez, Carús Abarca and Gorbea, each of who are independent directors. During the year ended December 31, 2004, no member of the Board of Directors or of its Compensation Committee served as a member of the board of directors or compensation committee of an unaffiliated entity that had one or more executive officers serving as members of the Company’s Board of Directors or its Compensation Committee.

Report of the Compensation Committee on Executive Compensation

     The following “Report of the Compensation Committee on Executive Compensation” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

     The purpose of this Committee is to, among other things, compensate qualified, competent management; motivate executives to achieve a range of performance goals consistent with a business plan approved by the Board of Directors of the Company; and ensure that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards, management performance and stockholders’ interest.

     The Compensation Committee considered the following criteria in recommending to the Board the compensation of the Chief Executive Officer as well as the approval of compensation of other executive officers of the Company and its subsidiaries:

1.	The overall financial, market and competitive performance of the Company and its subsidiaries during the fiscal year under consideration after adjusting for economic conditions occurring during the year.

2.	The level of and/or increases in return on assets and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

3.	Consideration of individual as well as combined measures of progress of the Company and its subsidiaries including the quality of the loan portfolio, the level of the changes in capital ratios, the overall growth of the Company and its subsidiaries, the improvement in market share, the improvement in book value per share, the improvement in earnings per share, the level of non-performing loans and real estate owned, efficiency ratio levels as compared to peer groups and other objectives as may be established by the Board of Directors of the Company.

4.	The individual commitment of the executive officers relative to overall management efficiency, inspirational leadership, professional involvement, civic activities and the maintenance of corporate stature enhancing the image of the Company and it subsidiaries in their market place.

5.	The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry, and similar asset and operating characteristics with a concentration on those institutions operating in the Company’s market areas.

     The compensation arrangements and recommendations of the Compensation Committee include a base salary and a bonus component if the executive’s performance is judged to warrant such a bonus.

     The base compensation of Víctor J. Galán, Chief Executive Officer of the Company, Premier Bank and Crown Bank, was established at $341,759 on January 1, 2004. Mr. Galán’s compensation level, determined consistent with the before mentioned criteria, was based on an examination of six peer group comparisons relative to salary and bonus compensation for Chief Executive Officers. Mr. Galán’s performance is measured by the profit, capital position, asset quality and the low ratio of operating expenses of the Company, R&G Mortgage Premier Bank and Crown Bank as well as other measures of executive compensation so noted in determining his specific compensation. Mr. Galán was given a bonus of $200,200 for his service during 2004 based on his overall performance as well as other activities that ensued during the course of the year.

     With respect to the other executive officers of the Company and its subsidiaries, the Committee also considered salary and bonus recommendations prepared by the Chief Executive Officer to establish 2004 compensation. The salary adjustment recommendation and bonus was based on the Company’s overall performance in the past year as well as an analysis of competitive compensation levels necessary to maintain and attract quality personnel.

     Following extensive review and approval by the Compensation Committee, all issues pertaining to executive compensation were submitted to the full Board of Directors for their approval. Mr. Víctor Galán does not participate in the review of his compensation.

COMPENSATION COMMITTEE

Eduardo McCormack, Chairman
Rafael Nin
Benigno R. Fernández
Laureno Carús Abarca
Roberto Gorbea

Performance Graph

     The following graph compares the cumulative total return on the shares of Common Stock from December 31, 1999 through December 31, 2004 with (i) the cumulative total return on the stocks included in the Philadelphia KBW Bank Index, (ii) the cumulative total return on the stocks included in the NYSE Market Index and (iii) the cumulative total return on the stocks included in the S&P 500 Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period.

	12/31/99	6/30/00	12/31/00	6/30/01	12/31/01	6/30/02	12/31/02	6/30/03	12/31/03	6/30/04	12/31/04

R&G FINANCIAL CORP.	100.00	69.79	126.74	143.82	154.13	213.94	211.50	272.37	367.55	472.37	558.59
PHILADELPHIA KBW BANK INDEX	100.00	98.62	122.90	124.96	119.68	118.28	109.26	126.87	143.68	143.14	157.45
NYSE MARKET INDEX	100.00	99.40	101.91	97.67	93.23	85.54	77.41	86.65	100.23	103.79	113.56
S&P 500 INDEX	100.00	99.58	90.89	84.81	80.09	69.55	62.39	69.73	80.29	83.05	89.02

The above graph represents $100 invested in the Company’s Common Stock on December 31, 1999 (as adjusted for the three-for-two stock split effected in January 2004). The table further assumes dividends were reinvested. The Class B Shares commenced trading on the Nasdaq Stock Market on August 22, 1996, were delisted from the Nasdaq on July 11, 2002 and were listed on the NYSE on July 12, 2002.

RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP, independent certified public accountants, to perform the audit of the Company’s financial statements for the year ending December 31, 2005, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The Company has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. PricewaterhouseCoopers LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

     Fees Paid to PricewaterhouseCoopers LLP. During the fiscal years ended December 31, 2004 and 2003, the Company retained and paid PricewaterhouseCoopers LLP for the indicated services as follows:

	2004	2003
Audit Fees	$1,405,000	$650,000
Audit-Related Fees	89,800	75,000
Tax Fees	40,000	79,000
All Other Fees	—	—

     Audit fees. Audit fees for the years ended December 31, 2004 and 2003, were $1,405,000 and $650,000, respectively. These fees were for the annual audit and quarterly reviews of the consolidated financial statements.

     Audit-Related Fees. Audit related fees were $89,800 and $75,000 during the years ended December 31, 2004 and 2003, respectively, and related to “comfort” letters delivered in connection with public financing transactions during the year.

     Tax fees. Tax fees related primarily to assistance with tax return compliance.

     Audit Committee Pre-Approval Policies and Procedures. The Sarbanes-Oxley Act of 2002 required the Company to implement a pre-approval process for all engagements with its external auditor. In response to the Sarbanes-Oxley requirements pertaining to auditor independence, the Company’s Audit Committee adopted pre-approval procedures for the appointment of the external auditor and any non-audit services, including tax services, to be performed by the external auditor unless such pre-approval is not required under the Sarbanes-Oxley Act. These procedures require that the annual audit services engagement terms and fees be pre-approved by the Company’s Audit Committee. The Audit Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for auditing and allowable non-auditing services, which decision shall be presented to the full Committee at its next scheduled meeting for ratification.

     All internal auditing is performed under the direct control of the internal auditor, who is accountable to the Company’s Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in April 2005, must be received at the principal executive offices of the Company, R-G Plaza, 280 Jesús T. Piñero Avenue, Hato Rey, San Juan, Puerto Rico 00918, Attention: Company Secretary, no later than December 2, 2005.

     Stockholder proposals that are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.14. of the Company’s Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of the proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. No such proposals were received. Such stockholder’s notice is required to set forth certain information specified in the Company’s Bylaws. To be timely with respect to the next annual meeting to be held in April 2006, a stockholder’s notice must be received by the Secretary of the Company no later than January 1, 2006.

ANNUAL REPORTS

     A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2004 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

     Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company’s Annual Report on Form 10-K for fiscal 2004 required to be filed under the Exchange Act. Such written requests should be directed to the Company Secretary, R&G Financial Corporation, R-G Plaza, 280 Jesús T. Piñero Avenue, Hato Rey, San Juan, Puerto Rico 00918. The Annual Report on Form 10-K is not part of the proxy solicitation materials.

OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the meeting other than those which are described in this Proxy Statement, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

By Order of the Board of Directors

Víctor J. Galán
Chairman of the Board and Chief Executive Officer

Appendix A

R&G FINANCIAL CORPORATION
AUDIT COMMITTEE
CHARTER

         The Board of Directors of R&G Financial Corporation (the “Company”) has constituted and established an Audit Committee (the “Committee”) with authority, responsibility, and specific duties as described in this Audit Committee Charter.

         The purpose of the Committee is: (a) to assist the Board in its oversight of the integrity of the financial statements of the Company, the Company’s compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor, and the performance of the Company’s internal audit function and independent auditors, and (b) to prepare an audit committee report to be included in the Company’s annual proxy statement.

A.	COMPOSITION

The Committee shall consist of three or more directors, each of whom is “independent” as such term is defined in the Sarbanes-Oxley Act of 2002 (the “Act”) and regulations promulgated thereunder, and under the rules of the New York Stock Exchange (“NYSE”) and the Company’s independence guidelines. Each member of the Committee shall also satisfy the additional independence requirement of the Securities and Exchange Commission (“SEC”) for Audit Committee members.

Each Committee member shall be able to read and understand financial statements (including the company’s balance sheet, income statement and cash flow statement). At least one Committee member shall be a “financial expert” as such term is defined in regulations issued by the SEC.

These requirements are intended to satisfy the Act, the NYSE listing requirements and the rules and regulations of the SEC relating to the composition of audit committees, and shall be construed accordingly.

B.	MISSION STATEMENT AND PRINCIPAL FUNCTIONS

The Committee shall have access to all records of the Company and shall have and may exercise such powers as are appropriate to its purpose. The Committee shall perform the following functions:

(1)	Understand the accounting policies used by the Company for financial reporting and tax purposes and approve their application; it shall also consider any significant changes in accounting policies that are proposed by management or required by regulatory or professional authorities.

(2)	Review and discuss with management and the independent auditor the Company’s audited financial statements and related footnotes, including reviewing the Company’s specific disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” portion of the Annual Report on Form 10-K prior to the filing of such report, and recommend to the Board of Directors whether such financial statements shall be included in the Company’s Annual Report on Form 10-K.

(3)	Review and discuss with management and the independent auditor the Company’s unaudited financial statements and related footnotes, including reviewing the Company’s specific disclosures under the “Management Discussion and Analysis of Financial Condition and Results of Operations” portion of the Company’s Form 10-Q for each interim quarter, and ensure that the independent public accounting firm also reviews the Company’s interim financial statements before the Company files its quarterly report on Form 10-Q with the SEC.

(4)	Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

(5)	Discuss with management and the independent auditor, as and when appropriate, any audit problems or difficulties and management’s response, and the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(6)	Study the format and timeliness of financial reports presented to the public or used internally and, when indicated, recommend changes for appropriate consideration by management.

(7)	Meet with the Company’s legal counsel to review legal matters that may have a significant impact on the Company or its financial reports.

(8)	Ensure that management has been diligent and prudent in establishing accounting provisions for probable losses or doubtful values and in making appropriate disclosures of significant financial conditions or events.

(9)	Review press releases submitted by management in connection with the release of quarterly, annual, or special financial statements. In respect thereto, recommend to the Chairman of the Board any changes that appear necessary to conform releases with appropriate professional practice.

(10)	Review and reassess the adequacy of this Charter annually.

Independent accountants:

(11)	Be directly responsible for the appointment and approval, compensation and oversight of the audit work of an independent public accounting firm employed for the purpose of preparing or issuing an audit report with respect to the Company; such independent public accounting firm shall be duly registered with the Public Accounting Oversight Board following its establishment (all references herein to a registered public accounting firm shall mean an independent public accounting firm prior to the establishment of the Public Accounting Oversight Board and a registered public accounting firm following the establishment of the Public Accounting Oversight Board); and such registered public accounting firm shall be instructed to report directly to the Committee.

(12)	Approve in advance any non-audit service permitted by the Act, including tax services, that its registered public accounting firm renders to the Company, unless such prior approval may be waived because of permitted exceptions under the Act.

(13)	To the extent required by applicable regulations, disclose in periodic reports filed by the Company approval by the Committee of allowable non-audit services to be performed for the Company by the registered public accounting firm performing the Company’s audit.

(14)	Delegate to one or more members of the Committee the authority to grant pre-approvals for auditing and allowable non-auditing services, which decision shall be presented to the full Committee at its next scheduled meeting for ratification.

(15)	Receive a timely report from its registered public accounting firm performing the audit of the Company, which details: (a) all critical accounting policies and practices to be used in the audit; (b) all alternate treatment of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosure and the treatment preferred by the registered public accounting firm; and (c) other material written communications between the registered public accounting firm and the management of the Company, including, but not limited to, any management letter or scheduled or unadjusted differences.

(16)	At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

(17)	Ensure that the registered public accounting firm submits to the Committee written disclosures and the letter from the registered public accounting firm required by Independence Standards Board Standard No. 1 [Independence Discussions with Audit Committees], and discuss with the registered public accounting firm’s their independence.

(18)	Discuss with the registered public accounting firm the matters required to be discussed by SAS 61 [Communication with Audit Committees] and SAS 90 [Audit Committee Communications].

(19)	Engage independent counsel and other advisers, as the Committee may determine in its sole discretion to be necessary, to carry out the Committee’s duties.

(20)	Submit to the Chief Financial Officer of the Company both an annual budget and invoices to fund appropriate compensation to the registered public accounting firm employed by the Company for the purpose of rendering or issuing an audit report and for compensation of others employed by the Committee.

(21)	Obtain from the registered public accounting firm, at least annually, a formal written statement delineating all relationships between the registered public accounting firm and the Company, and at least annually discuss with the registered public accounting firm any relationship or services which may impact the registered public accounting firm’s objectivity or independence, and take appropriate actions to ensure such independence.

(22)	Set the Company’s policies for the hiring of current or former employees of the Company’s independent auditor.

Internal Audit Department:

(23)	Cause to be maintained an appropriate internal audit program covering the Company and all its subsidiaries (each a “Subsidiary”) by internal auditors who report to the Committee and the Board of Directors.

(24)	Review and approve the audit plan and budget of the Internal Audit Department which may be established for any Subsidiary, which shall report at least annually to the Committee regarding the staffing plans, financial budget and audit schedules and the adequacy thereof.

(25)	Act upon management’s recommendation in regard to the selection of and/or the dismissal of the Director of Internal Audit.

(26)	Review the scope and coordination efforts of the joint internal/external audit program with both internal auditors and the registered public accounting firm.

(27)	Review reports of any material defalcations and other reportable incidents related to the financial statements or financial reporting of each Subsidiary and supervise and direct any special projects or investigations considered necessary by the Committee.

(28)	Review reports of internal auditors and examinations made by regulatory agencies and management’s response to them, evaluate the reports in regard to control and/or compliance implications and determine whether appropriate corrective action has been implemented.

(29)	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

Regulatory Compliance:

(30)	Cause to be maintained an appropriate regulatory compliance program covering the Company and its Subsidiaries to aid compliance with the laws and regulations applicable to financial institutions.

(31)	Review reports of the compliance officer covering the scope and adequacy of the compliance program, the degree of compliance and cooperation, and the implementation of corrective actions (if necessary or appropriate).

(32)	To the extent applicable, receive reports on any Subsidiary’s compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act and review the basis for the reports issued under the rule with management, the Internal Audit Department and the registered public accounting firm.

Internal Control:

(33)	Review periodically the scope and implications of each Subsidiary’s internal financial procedures and consider their adequacy.

(34)	Maintain direct access to the staff of each Subsidiary. If useful, require that studies be initiated on subjects of special interest to the Committee.

(35)	Review the comments on internal control submitted by the internal auditors and the registered public accounting firm to ensure that appropriate suggestions for improvement are promptly considered for insertion into any Subsidiary’s internal financial procedure.

(36)	Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Regulatory Examiners

(37)	Meet with representatives of the applicable regulatory examiners of the institution and discuss matters relating to their review and supervision of the organization.

(38)	Ensure management has taken appropriate corrective action regarding any significant regulatory matters reported by the examiners.

Special Duties:

(39)	Make special studies of matters related to the financial operations of the Company or its Subsidiaries or to allegations of managerial misconduct by its executives.

C.	MEETINGS

Meetings of the Committee will be held at least quarterly and such other times as shall be required by the Chairman of the Board, or by a majority of the members of the Committee. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof. Written minutes pertaining to each meeting shall be filed with the Secretary and an oral report shall be presented by the Committee at each Board meeting.

At the invitation of the Chairman of the Committee, the meetings shall be attended by the Chief Executive Officer, the Chief Financial Officer, the representatives of the registered public accounting firm, and such other persons whose attendance is appropriate to the matters under consideration.

The Committee shall also meet separately, periodically, with management, the Internal Audit Department and the independent auditors.

REVOCABLE PROXY

R&G FINANCIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF R&G FINANCIAL CORPORATION (“COMPANY”) FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2005 AND AT ANY ADJOURNMENT THEREOF.

          The undersigned being a stockholder of the Company as of March 25, 2005, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Bankers Club of Puerto Rico, 208 Munoz Rivera Avenue, Penthouse Floor, Hato Rey, San Juan, Puerto Rico 00918 on April 26, 2005 at 10:00 a.m., local time, and at any adjournments of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present.

(Continued and to be signed on reverse side.)

Please Detach and Mail in the Envelope Provided

☑	Please mark your
votes as in this
example

WITHHOLD
		FOR	AUTHORITY
1.	ELECTION OF	☐	☐	Nominees: For a three year term:
	DIRECTORS			Víctor J. Galán
Ramon Prats
Enrique Umpierre-Suarez
Eduardo McCormack

NOTE: To withhold authority to vote for an individual nominee, strike a line through that nominee’s name. Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for each nominee whose name is not struck.

				FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.			☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

          THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS SPECIFIED. IF PROPERLY EXECUTED AND RETURNED, BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, FOR THE OTHER PROPOSALS STATED AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder	Signature of Shareholder	Dated

NOTE:	Please sign the exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give full title. When shares are held jointly, only one holder need sign.